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                                                                   Exhibit 23.2

                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000, with respect to the consolidated financial statements of Keystone Financial, Inc. (Keystone) and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, included by reference in this Registration Statement (Form S-4) and related Prospectus of M&T Bank Corporation (M&T) for the registration of its common stock in connection with the proposed business combination of Keystone and M&T.








Pittsburgh, Pennsylvania
June 29, 2000